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                                                                    EXHIBIT 2.2




                                FIRST AMENDMENT
                                       TO
                         SECURITIES PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the "Amendment"), dated as of June 5, 1997, is entered into by and among Brilliant Holding Corporation, a Delaware corporation (the "Corporation"), the holders of at least ninety percent (90%) of the fully-diluted common stock, par value $0.001 per share, of the Corporation, and American Homestar Corporation, a Texas corporation ("Purchaser"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Corporation, the Securityholders and Purchaser are parties to that certain Securities Purchase Agreement, dated as of March 6, 1997 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement to the extent provided below;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         A. AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

            1. Section 1.01(g) shall be amended to read in its entirety as follows:

               (g) "Closing Date" shall mean the day of the Closing, which shall be on June 5, 1997.

            2. The first sentence of Section 2.02 shall be amended to read in its entirety as follows:

            The aggregate purchase price for the Securities (the "Purchase Price") shall be equal to 474,099 shares (the "AHC Shares") of AHC Stock, and options to purchase 25,901 shares of AHC Stock, which options shall be in the form of Exhibit D attached hereto (the "AHC Options") and shall be exchanged for all currently outstanding stock options of the Corporation (the "Corporation Options"), which Corporation Options shall be deemed to be canceled as of the Closing.

            3. Sections 2.03, 2.05, 2.06, 7.06, 9.02(e), 10.01, 10.02, 10.03,
         10.05, 10.08, 10.09 and 12.15 shall be deleted from the Agreement and shall be of no further



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         force or effect (except that any terms defined in such Sections, if used elsewhere in the Agreement, as amended hereby, shall remain in full force and effect).

                  4. Subpart (a) of Section 9.02 shall be amended to read in its entirety as follows:

                  (a) certificates representing the AHC Securities constituting the Purchase Price; provided, however, if certificates representing the AHC Shares are not available as of Closing, then this requirement shall be satisfied by evidence of the delivery by Purchaser to its transfer agent of a letter irrevocably requiring such transfer agent to issue to the Securityholders the AHC Shares;

                  5. Section 12.06 shall be amended to read in its entirety as follows:

                           SECTION 12.06. SURVIVAL OF REPRESENTATIONS,
                  WARRANTIES AND COVENANTS. Except as provided in the second to last sentence of this Section, the representations, warranties and covenants contained herein shall not survive the Closing. All statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Corporation, Securityholders or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by the Corporation and Securityholders or Purchaser, as the case may be, herein. In the event that Purchaser has claims finally adjudicated or settled for Damages exceeding, individually or in the aggregate, $2 million that result from fraud, the parties hereto agree that Purchaser's sole rights with respect thereto shall be (i) rescission of this Agreement (with the Securityholders obligations to reconvey limited to the consideration received under this Agreement or cash equal to the proceeds obtained upon sale or transfer of such consideration (or its fair market value if not transferred in exchange for its fair market value)). The definition of "Damages" shall be as previously provided in Section 10.01 of the Agreement.

                  6. Any definitions in the Agreement that are not being utilized in the Agreement as a result of the above amendments to the Agreement shall be deemed deleted from the Agreement and of no further force or effect.

         B.       MISCELLANEOUS.

                  1. Except as specifically provided herein, the Agreement shall remain in full force and effect.

                  2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.



                                      PURCHASER

                                      AMERICAN HOMESTAR CORPORATION


                                      By: /s/ LAURENCE A. DAWSON, JR.
                                         ------------------------------------

                                      Its:    PRESIDENT
                                          -----------------------------------


                                      CORPORATION

                                      BRILLIANT HOLDING CORPORATION


                                      By: /s/ DON MORRING
                                         ------------------------------------

                                      Its:    PRESIDENT
                                          -----------------------------------


                                      Securityholders:

                                      See the attached Signature Pages






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                               SIGNATURE PAGE OF
                                 SECURITYHOLDER
              TO FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT



         This Signature Page to that certain First Amendment to Securities Purchase Agreement, dated as provided therein, by and among American Homestar Corporation, a Texas corporation, Brilliant Holding Corporation, a Delaware corporation (the "Corporation"), and certain securityholders of the Corporation (the "Amendment"), is hereby executed by the undersigned, as a Securityholder (as defined therein), as of the date of the Amendment.



                                          If an individual:

                                          /s/ ILLEGIBLE
                                          ------------------------------------
                                          Printed Name:
                                                       -----------------------


                                          If a legal entity:


                                          /s/ ILLEGIBLE
                                          ------------------------------------